SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): June 8, 2023

Bread Financial Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15749	31-1429215
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3095 Loyalty Circle
Columbus, Ohio 43219
(Address and Zip Code of Principal Executive Offices)

(614) 729-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01 per share	BFH	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement, Indenture and Notes

On June 13, 2023, Bread Financial Holdings, Inc. (the “Company”) closed its previously announced offering of $316.25 million aggregate principal amount of 4.25% Convertible Senior Notes due 2028 (the “Notes”). The Notes were issued pursuant to an indenture (the “Indenture”) dated as of June 13, 2023 among the Company, certain of the Company’s domestic subsidiaries as guarantors and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

In connection therewith, on June 8, 2023, the Company entered into a purchase agreement (the “Purchase Agreement”) with certain initial purchasers (the “Initial Purchasers”) agreeing, subject to customary conditions, to issue and sell $275 million aggregate principal amount of Notes to the Initial Purchasers. Pursuant to the Purchase Agreement, the Company also granted the Initial Purchasers an option to purchase, for settlement within a period of 13 days beginning on, and including, June 13, 2023, up to an additional $41.25 million aggregate principal amount of Notes. On June 12, 2023, the Initial Purchasers informed the Company that they were exercising their option to purchase the additional $41.25 million aggregate principal amount of Notes. The Notes issued on June 13, 2023 include $41.25 million aggregate principal amount of Notes issued pursuant to the full exercise by the Initial Purchasers of such option.

After deducting the Initial Purchasers’ discounts and our estimated offering expenses, the net proceeds to the Company from the offering of the Notes are estimated to be approximately $305.5 million. After payment of the cost of entering into the capped call transactions described below, the Company intends to use the remainder of the net proceeds from the Notes offering to repay in part the outstanding loans under the Company’s existing credit agreement, by and among the Company as borrower, certain of the Company’s subsidiaries as guarantors, the banks party thereto and Wells Fargo Bank, N.A. as administrative agent, dated June 14, 2017, as amended, supplemented or otherwise modified from time to time (the “Existing Credit Agreement”).

The Notes will be the Company’s senior, unsecured obligations and will be (i) equal in right of payment to the rights of creditors under the Company’s other existing and future senior, unsecured indebtedness (including indebtedness under the Existing Credit Agreement, the New Credit Agreement (as defined below), the 4.750% Senior Notes due 2024 and the 7.000% Senior Notes due 2026); (ii) senior in right of payment to the rights of creditors under the Company’s existing and future indebtedness expressly subordinated to the Notes; (iii) effectively subordinated to any future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet in accordance with GAAP, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s non-guarantor subsidiaries, including Comenity Bank, Comenity Capital Bank and the Company’s variable interest entities (VIEs) and (v) senior in right of payment under any of the Company’s Series A Non-Voting Preferred Stock with respect to rights of creditors upon liquidation, winding up and dissolution. On the issue date, the Notes will be guaranteed by each of the Company’s domestic subsidiaries that guarantees the Company’s obligations under its existing 4.750% Senior Notes due 2024, 7.000% Senior Notes due 2026, the Existing Credit Agreement and the New Credit Agreement. After the issue date, any wholly owned domestic subsidiaries of the Company that guarantees, or becomes issuer, co-issuer or co-obligor (as applicable) of, any “Covered Debt Securities” (as defined in the Indenture) will become a subsidiary guarantor under the Indenture.

The Notes will accrue interest at a rate of 4.25% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2023. The Notes will mature on June 15, 2028, unless earlier repurchased, redeemed or converted. Holders may surrender their Notes, in integral multiples of $1,000 principal amount, for conversion into cash and, if applicable, shares of the Company’s common stock, prior to the close of business on the second scheduled trading day immediately preceding the maturity date based on the applicable conversion rate and only under certain circumstances specified within the Indenture. Upon surrender of Notes for conversion, the Company will pay cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Notes being converted. The initial conversion rate for the Notes is 26.0247 shares of the Company’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $38.43 per share of the Company’s common stock), subject to adjustment as provided in the Indenture. Holders will not receive any cash payment or, if applicable, additional shares representing accrued and unpaid interest upon conversion of a Note, except in limited circumstances. Instead, interest will be deemed paid by the cash and, if applicable, shares of the Company’s common stock paid or delivered, as the case may be, to holders upon conversion.

The Notes will be redeemable for cash in whole or in part (subject to the “Partial Redemption Limitation” (as defined in the Indenture)), at the Company’s option, on a redemption date occurring on or after June 21, 2026 and before the 51st scheduled trading day before the maturity date, but only if the closing price per share of the Company’s common stock equals or exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, including the trading day immediately before the date the Company sends the related redemption notice, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends such notice.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then noteholders may require the Company to repurchase all or a portion of their Notes at a cash repurchase price equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change repurchase date. The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s common stock.

If certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur or if the Company delivers a notice of redemption, the Company will, in certain circumstances, increase the conversion rate applicable to Notes that are converted in connection with such Make-Whole Fundamental Change or Notes that are called (or deemed called as provide in the Indenture) for redemption and converted in connection with such notice of redemption.

If an “Event of Default” (as defined in the Indenture) (other than specified events of bankruptcy, insolvency or reorganization of the Company (and not solely with respect to a “Significant Subsidiary” of the Company or any group of “Guarantors” that, taken together, would constitute a “Significant Subsidiary” (each such term as defined in the Indenture))) occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal and accrued and unpaid interest on all the outstanding Notes to be immediately due and payable. If an event of default relating to specified events of bankruptcy, insolvency or reorganization involving the Company (and not solely with respect to a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary) occurs, the principal and accrued and unpaid interest on all the outstanding Notes will automatically become immediately due and payable without further action or notice by any person.

With the exception of covenants restricting the Company’s ability to merge, consolidate or sell all or substantially all of the Company’s assets, the Indenture does not provide for restrictive covenants.

The above descriptions of the Purchase Agreement, the Indenture and the Notes are summaries and are not complete, and are qualified in their entirety by reference to the full and complete text of the Purchase Agreement, the Indenture and the Form of Note, a copy each of which is attached as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Capped Call Transactions

On June 8, 2023, in connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with certain of the Initial Purchasers or their affiliates and other financial institutions (the “Option Counterparties”). In addition, on June 12, 2023, in connection with the Initial Purchasers’ exercise of their option to purchase additional Notes, the Company entered into additional capped call transactions (the “Additional Capped Call Transactions,” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties. The Capped Call Transactions cover, subject to customary anti-dilution adjustments, the aggregate number of shares of the Company’s common stock that initially underlie the Notes, and are expected generally to reduce potential dilution to the Company’s common stock upon any conversion of Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap, based on the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions is initially $61.48, which represents a premium of 100% over the last reported sale price of the Company’s common stock on June 8, 2023. The cost of the Capped Call Transactions was approximately $39.2 million, which was paid to the Option Counterparties on June 13, 2023 in connection with the closing of the offering of Notes.

The Capped Call Transactions are separate transactions, each between the Company and the applicable Option Counterparty, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes or the Indenture. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The above description of the Capped Call Transactions is a summary and is not complete, and is qualified in its entirety by reference to the full and complete text of the Form of Capped Call Confirmation, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Credit Agreement

On June 13, 2023, upon closing of the Notes Offering and the repayment of all outstanding borrowings and termination of all commitments under the Existing Credit Agreement, the commitments under the Company’s previously announced credit agreement, dated as of June 7, 2023, with certain of its subsidiaries, as guarantors, JPMorgan Chase Bank, N.A, as administrative agent, and other financial institutions as lenders (the “New Credit Agreement”) became available to be borrowed, subject to customary borrowing conditions applicable to the borrowings thereunder. A description of the New Credit Agreement was included in Item 1.01 to the Company’s Current Report on Form 8-K, filed on June 8, 2023, and is incorporated herein by reference.

Following the closing of the Notes Offering, all outstanding borrowings under the Existing Credit Agreement have been repaid and all commitments thereunder have been terminated.

The above description of the New Credit Agreement is a summary and is not complete, and is qualified in its entirety by reference to the full and complete text of the New Credit Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration

The information in Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 is incorporated into this Item 3.02 by reference. The Notes were issued to the Initial Purchasers in reliance on Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) in transactions not involving any public offering, and the Initial Purchasers resold the Notes in reliance upon Rule 144A under the Securities Act to persons reasonably believed to be “qualified institutional buyers,” as defined therein. Any shares of the Company’s common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 10,287,897 shares of the Company’s common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 32.5309 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01	Other Events.

On June 8, 2023, the Company issued a press release announcing that it had priced its private offering of Notes. A copy of this press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Forward Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give the Company’s expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe its business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements the Company makes regarding, and the guidance it gives with respect to, the Company’s anticipated operating or financial results, future financial performance and outlook, future dividend declarations and future economic conditions.

The Company believes that its expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that are difficult to predict and, in many cases, beyond the Company’s control. Accordingly, its actual results could differ materially from the projections, anticipated results or other expectations expressed in this communication, and no assurances can be given that the Company’s expectations will prove to have been correct. Factors that could cause the outcomes to differ materially include, but are not limited to, the following: macroeconomic conditions, including market conditions, inflation, rising interest rates, unemployment levels and the increased probability of a recession or prolonged economic slowdown, and the related impact on consumer spending behavior, payments, debt levels, savings rates and other behavior; global political, market, public health and social events or conditions, including the ongoing war in Ukraine and the continuing effects of the COVID-19 pandemic; future credit performance of the Company’s customers, including the level of future delinquency and write-off rates; loss of, or reduction in demand for services from, significant brand partners or customers in the highly competitive markets in which the Company competes; the concentration of the Company’s business in U.S. consumer credit; increases or volatility in the Allowance for credit losses that may result from the application of the current expected credit loss (CECL) model; inaccuracies in the models and estimates on which the Company rely, including the amount of its Allowance for credit losses and its credit risk management models; increases in fraudulent activity; failure to identify, complete or successfully integrate or disaggregate business acquisitions, divestitures and other strategic initiatives, including failure to realize the intended benefits of the spinoff of the Company’s former LoyaltyOne segment; the extent to which the Company’s results are dependent upon its brand partners, including its brand partners’ financial performance and reputation, as well as the effective promotion and support of its products by brand partners; continued financial responsibility with respect to a divested business, including required equity ownership, guarantees, indemnities or other financial obligations; increases in the cost of doing business, including market interest rates; the Company’s level of indebtedness and inability to access financial or capital markets, including asset-backed securitization funding or deposits markets; restrictions that limit the ability of the Company’s subsidiary banks, Comenity Bank and Comenity Capital Bank (the “Banks”), to pay dividends to us; pending and future litigation; pending and future legislation, regulation, supervisory guidance and regulatory and legal actions including, but not limited to, those related to financial regulatory reform and consumer financial services practices, as well as any such actions with respect to late fees, interchange fees or other charges; increases in regulatory capital requirements or other support for the Banks; impacts arising from or relating to the transition of the Company’s credit card processing services to third party service providers that it completed in 2022; failures or breaches in the Company’s operational or security systems, including as a result of cyberattacks, unanticipated impacts from technology modernization projects or otherwise; loss of consumer information due to compromised physical or cyber security; any tax liability, disputes or other adverse impacts arising out of or related to the spinoff of the Company’s former LoyaltyOne segment or the recent bankruptcy filings of Loyalty Ventures Inc. and certain of its subsidiaries; and those factors identified in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its Annual Report on Form 10-K for the year ended December 31, 2022 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may vary materially from what is projected. Further risks and uncertainties include, but are not limited to, the impact of strategic initiatives on the Company or its business if any transactions are undertaken, and whether the anticipated benefits of such transactions can be realized.

Any forward-looking statements contained in this report speak only as of the date made, and the Company undertakes no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of June 13, 2023, among Bread Financial Holdings, Inc., the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association.
4.2	Form of 4.25% Convertible Senior Note due 2028 (included in Exhibit 4.1).
10.1	Purchase Agreement, dated June 8, 2023, among Bread Financial Holdings, Inc., the subsidiary guarantors party thereto and J.P. Morgan Securities LLC.
10.2
Credit Agreement, dated as of June 7, 2023, among Bread Financial Holdings, Inc., the subsidiary guarantors party thereto, JPMorgan Chase Bank, N.A, as administrative agent, and other financial institutions as lenders.

99.1	Form of Capped Call Confirmation.
99.2	Press release announcing the pricing of the convertible notes offering, dated June 8, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

 Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREAD FINANCIAL HOLDINGS, INC.

By:	/s/ Joseph L. Motes III
	Name:	Joseph L. Motes III
	Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

Date: June 13, 2023